[LOGO]



FOR ADDITIONAL INFORMATION CONTACT:
DAVID MARGULIES/JIM LAWRENCE
(214) 368-0909 (800) 710-5292 (PAGER)



                       AMERISERVE'S DIP FINANCING EXTENDED


     Addison, Texas (July 27, 2000) - AmeriServe Food Distribution, Inc. and their DIP lenders have agreed on an extension of the maturity date of the DIP financing facility to and including September 28, 2000.

     AmeriServe, headquartered in Addison, Texas, a suburb of Dallas, is one of the nation's largest distributors specializing in chain restaurants, serving leading quick service systems such as KFC, Long John Silver's, Pizza Hut and Taco Bell.

                                      -End-